News Release
October 23, 2006	Cory T. Walker
Chief Financial Officer
(386) 239-7250

BROWN & BROWN, INC.
THIRD QUARTER 2006 RESULTS ACHIEVE NEW RECORDS
FOR REVENUES AND INCOME

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) announced net income for the third quarter of 2006 of $40,270,000, or $0.29 per share, an increase of 15.8% from the $34,783,000, or $0.25 per share, reported for the quarter ended September 30, 2005. Total revenue for the quarter ended September 30, 2006 was $211,965,000, compared with 2005 third-quarter revenue of $190,645,000, an increase of 11.2%.

Total revenue for the first nine months of 2006 was $663,354,000, compared with revenue of $588,950,000 for the comparable period in 2005, an increase of 12.6%. Net income for the first nine months of 2006 was $134,727,000, versus $114,834,000 during the comparable 2005 period, an increase of 17.3%.  Net income per share for the nine months ended September 30, 2006 was $0.96, versus the $0.82 per share posted during the same 2005 period, an increase of 17.1%.

J. Hyatt Brown, Chairman and CEO, noted, "We had another very good quarter, thanks in part to a light hurricane season so far this year and the improved operating results from our National Retail Segment.  We continue to focus on driving new business sales and providing outstanding service to our customers."

President and Chief Operating Officer Jim W. Henderson added, "We remain bullish on the prospects for acquisitions as a component of our long-term strategy for growth in earning. For 2006, we have completed 13 transactions that represent $55.5 million in annualized revenue. During the recent quarter, we announced the return of Paul Vredenburg to the Brown & Brown Team. Paul's return signals our commitment to deploy additional resources to scout an even greater number of prospective acquisition candidates and to tell the Brown & Brown story."

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, third party administration, managed health care, and Medicare set-aside services and programs. Providing service to business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' sixth largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to continuing our revenue, earnings and operating growth, as well as identifying and consummating attractive acquisition opportunities. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results and condition, as well as its other achievements, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of California, Florida, Georgia, New Jersey, New York, Pennsylvania and/or Washington, where significant portions of the Company's business are concentrated; the actual costs of resolution of contingent liabilities; those factors relevant to Brown & Brown's consummation and integration of announced acquisitions, including any matters analyzed in the due diligence process, material adverse changes in the customers of the companies whose operations are acquired, and material adverse changes in the business and financial condition of either or both companies and their respective customers; and the cost and impact on the Company of previously disclosed litigation initiated against the Company and regulatory inquiries regarding industry and Company practices with respect to compensation received from insurance carriers. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005
REVENUES
Commissions and fees	$208,558	$188,444	$653,900	$581,497
Investment income	3,218	1,786	8,383	4,275
Other income, net	189	415	1,071	3,178
Total revenues	211,965	190,645	663,354	588,950

EXPENSES
Employee compensation and benefits	100,821	94,009	304,731	278,493
Non-cash stock-based compensation	837	681	4,601	2,360
Other operating expenses	29,502	25,638	90,605	78,760
Amortization	9,089	8,452	27,067	24,344
Depreciation	2,922	2,538	8,302	7,432
Interest	3,229	3,638	10,080	10,891
Total expenses	146,400	134,956	445,386	402,280

Income before income taxes	65,565	55,689	217,968	186,670

Income taxes	25,295	20,906	83,241	71,836

Net income	$ 40,270	$ 34,783	$134,727	$114,834
	======	======	=======	=======
Net income per share:
Basic	$0.29	$0.25	$0.97	$0.83
	====	====	====	====
Diluted	$0.29	$0.25	$0.96	$0.82
	====	====	====	====
Weighted average number of shares outstanding:
Basic	139,668	138,484	139,522	138,374
	======	======	======	======
Diluted	141,027	139,638	140,949	139,504
	======	======	======	======
Dividends declared per share	$0.05	$0.04	$0.15	$0.12
	====	====	====	====

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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended September 30, 2006
(in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal
	Ended	Ended	Net	Net	Acquisition	Net
	9/30/06	9/30/05	Change	Growth %	Revenues	Growth %

Florida Retail	$ 44,083	$ 38,146	$ 5,937	15.6%	$ 109	15.3%
National Retail	52,874	48,555	4,319	8.9%	3,896	0.9%
Western Retail	26,896	26,848	48	0.2%	1,269	(4.5)%
Total Retail	123,853	113,549	10,304	9.1%	5,274	4.4%

Professional Programs	10,806	10,820	(14)	(0.1)%	-	(0.1)%
Special Programs	26,626	22,080	4,546	20.6%	2,376	9.8%
Total Programs	37,432	32,900	4,532	13.8%	2,376	6.6%

Wholesale Brokerage	36,017	31,990	4,027	12.6%	2,238	5.6%

Services	9,164	6,821	2,343	34.3%	1,608	10.8%

Total Core Commissions
and Fees (1)	$206,466	$185,260	$21,206	11.4%	$11,496	5.2%
	=======	=======	======		======

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended September 30, 2006 and 2005
(in thousands)
(unaudited)

	Quarter	Quarter
	Ended	Ended
	9/30/06	9/30/05
Total core commissions and fees(1)	$206,466	$185,260
Contingent commissions	2,092	2,563
Divested business	-	621

Total commission & fees	$208,558	$188,444
	======	=======

(1)

Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

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Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$ 62,655	$ 100,580
Restricted cash and investments	278,043	229,872
Short-term investments	2,757	2,748
Premiums, commissions and fees receivable	268,195	257,930
Other current assets	36,610	28,637
Total current assets	648,260	619,767

Fixed assets, net	44,630	39,398
Goodwill	677,799	549,040
Amortizable intangible assets, net	407,849	377,907
Investments	11,748	8,421
Other assets	12,882	14,127
Total assets	$1,803,168	$1,608,660
	=========	=========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 449,819	$ 397,466
Premium deposits and credits due customers	42,708	34,027
Accounts payable	19,675	21,161
Accrued expenses	68,691	74,534
Current portion of long-term debt	64,418	55,630
Total current liabilities	645,311	582,818

Long-term debt	204,901	214,179

Deferred income taxes, net	44,466	35,489

Other liabilities	12,568	11,830

Shareholders' equity:
Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding 139,967 at 2006 and 139,383 at 2005	13,997	13,938
Additional paid-in capital	208,926	193,313
Retained earnings	666,431	552,647
Accumulated other comprehensive income	6,568	4,446

Total shareholders' equity	895,922	764,344

Total liabilities and shareholders' equity	$1,803,168	$1,608,660
	=========	=========
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